AMENDMENT NO. 2

This Amendment No. 2 (this “Amendment”), dated as of May 6, 2005, is entered into by and between PACIFIC BIOMETRICS, INC., a Delaware corporation (the “Company”), and LAURUS MASTER FUND, LTD., a Cayman Islands company (“Laurus”), for the purpose of amending the terms of the Secured Convertible Term Note, dated May 28, 2004 (as amended, modified and/or supplemented from time to time, the “Term Note”) issued by the Company to Laurus. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Term Note.

WHEREAS, the Company and Laurus have agreed to make certain changes to the Term Note as set forth herein; and

WHEREAS, in consideration of the agreements and amendments set forth herein and in Amendment No. 1, dated as of May 6, 2005 between the Company and Laurus amending the Secured Convertible Term Note issued by the Company to Laurus on January 31, 2005, the receipt of which is hereby acknowledged, the Company has agreed to issue an additional common stock purchase warrant to Laurus to purchase up to 1,000,000 shares of the Common Stock of the Company (the “New Warrant”);

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Laurus and the Company hereby agree that the date “May 28, 2007 set forth in the first paragraph of the Term Note shall be deleted in its entirety and the date “May 28, 2008” shall be inserted in lieu thereof.

2. Laurus and the Company hereby agree that the principal portion of each Monthly Amount due on the first business day of each month occurring on and after June 1, 2005 but prior to June 1, 2006 shall be deferred and instead paid on the first business day of each month commencing on June 1, 2007 and on each consecutive month thereafter through and including May 1, 2008. For the avoidance of doubt, the remaining principal balance shall be paid to Laurus on the Maturity Date as amended hereby.

3. This Amendment shall be effective as of the date hereof following (i) the execution and delivery of same by each of the Company and Laurus and (ii) the execution and delivery of the New Warrant by the Company to Laurus.

4. Except as specifically set forth in this Amendment, there are no other amendments to the Term Note and all of the other forms, terms and provisions of the Term Note remain in full force and effect.

5. The Company hereby represents and warrants to Laurus that as of the date hereof, after giving effect to this Amendment, (i) no Event of Default exists and is continuing and (ii) all representations, warranties and covenants made by Company in connection with the Term Note are true, correct and complete and all of Company’s and its Subsidiaries’ covenant requirements have been met.

6. This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

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IN WITNESS WHEREOF, each of the Company and Laurus has caused this Amendment to be effective and signed in its name effective as of the date set forth above.

PACIFIC BIOMETRICS, INC.

By:	/s/ Ronald R. Helm

Name: Title:	Ronald R. Helm Chief Executive Officer

LAURUS MASTER FUND, LTD.

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